UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On March 1, 2010 the Board of Directors of EGP Firecreek, Inc., a Nevada corporation (the “Company”), determined that the Company will need to restate the financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009. The determination was made by the Board of Directors and Chief Financial Officer of the Company based upon comments from the staff (the “Staff”) of the Securities and Exchange Commission, and following consultation with the Company’s senior management, legal advisor and independent registered public accounting firm.

In August 2007, the Company sold all of its rights to certain projects in the Ukraine that had been developed through its then subsidiary, Firecreek Petroleum Inc., to Star Energy Corp. for $100,000 cash and 2.1 million shares of Star’s stock.  The rights to these projects had previously been 100% impaired by the Company in 2005 and therefore all the proceeds received from the transaction were recorded as a “gain on asset sale” in the consolidated statement of operations in 2007.  Management classified the Star stock as “available for sale” as per SFAS 115, “ Accounting for Certain Investments in Debt and Equity Securities ” and, accordingly, recorded the loss in the market value of the stock in other comprehensive income at December 31, 2007. The stock was sold in December 2008. The Staff advised the Company that given the fact the Company no longer owns the stock in Star Energy Corp., the loss recorded in other comprehensive income must be reclassified to the statements of operations as of the sales date (December 2008) per guidance in paragraphs 13 and 14 of SFAS 115. The Company will comply with the Staff’s comments.

In the Notes to the Consolidated Financial Statements Footnote 15. Supplemental Information on Oil & Gas Operations and Property Acquisitions and Sales we corrected the amount of depreciation shown for the period ended December 31, 2008 which was a calculation error.

In the Notes to the Consolidated Financial Statements Footnote 12. Income Tax Provision, the Staff advised the Company that it should i) revise its disclosure to include the amount of income tax expense or benefit allocated to discontinued operations in accordance with to SFAS 109, paragraphs 35 and 46, (or ASC 740.20.45-2 and 740.10.50-10), and ii) to expand our disclosure to clarify the nature of the "timing differences." per the guidance in SFAS 109, paragraph 43, or ASC 740.10.50-2, which requires disclosure of the approximate tax effect of each type of temporary difference. The Company will comply with the Staff’s comments.

The changes discussed above will result in a change in the net loss of the Company from $578,717 to $1,145,717 for the period ended December 31, 2008 which will further be reflected in changes to the Company’s financial statements.

The Company intends to reflect the changes in its Annual Report on Form 10-K for the year ended December 31, 2009 (which will include restated financial statements for the year ended December 31, 2008) expected to be filed as soon as practicable. Additionally, the Company will shortly amend its Annual Report on Form 10-K Amendment No. 2 for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the period ended September 30, 2009 to, among other things, reflect these changes.

The members of the Audit Committee of the Company have discussed with the Company’s independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer